United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 18, 2009

GetFugu, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-143845	20-8658254
(State of incorporation)	(Commission File Number)	(IRS Employer Number)

8560 W. Sunset Blvd., 7th Floor West Hollywood, California	90069
(Address of principal executive offices)	Zip Code

(424) 354-4800

(Registrant’s telephone number, including area code)

600 Townsend Street, Suite 129E
San Francisco, California 94101

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2009, we entered into a Settlement Agreement with SpongeTech Delivery Systems, Inc., pursuant to which the pending litigation between us was dismissed with each party to bear its own costs.  We also entered into our standard form of Augmented Reality Link Terms of Service Agreement with SpongeTech, providing that it will be placed on the GetFugu platform and will not be charged any service fee for up to 20 ARLs.

Item 3.02 Unregistered Sales of Equity Securities

On November 2, 2009, we entered into a stipulation with Amber Capital Corporation for the issuance of 16 million shares of our common stock, in order to resolve claims for compensation for advisory services.  The transaction was exempt under Section 3(a)(10) of the Securities Act, as securities issued in exchange for outstanding claims, where the terms and conditions of such issuance and exchange are approved by a court, after a hearing upon the fairness of such terms and conditions.

On November 5, 2009, we entered into a stipulation with Summit Trading Limited for the issuance of 4 million shares of our common stock, in order to resolve claims for compensation for consulting services.  The transaction was exempt under Section 3(a)(10) of the Securities Act, as securities issued in exchange for outstanding claims, where the terms and conditions of such issuance and exchange are approved by a court, after a hearing upon the fairness of such terms and conditions.

On November 6, 2009, we entered into a Subscription Agreement with R.M. Enterprises International, Inc. for the purchase of 5,250,525 shares of our common stock in exchange for $1,750,000 which was previously paid to us.  The shares issued to R.M. are restricted.  R.M. was also granted piggy-back registration rights.  The issuance was exempt under Section 4(2) of the Securities Act, as a transaction by an issuer not involving any public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Carl Freer as President and Director

Carl Freer, 39, was appointed as our president and as a member of our board of directors effective November 2, 2009.  Mr. Freer has more than 15 years experience as a marketing and technology entrepreneur, successfully raising over $350 million in investment capital, and amassing $2.5 billion in market capitalization for his companies.  Prior to co-founding GetFugu in April 2009, he served as SVP Business Development of Media Power Inc. in 2008.  Mr. Freer founded mobile gaming platform Gizmondo in 2002, and was chairman of the board of directors at its parent company, Tiger Telematics Inc. until October 2005.  He has been recognized as a pioneer in mobile technology and innovative approaches to advertising.

Appointment of Michael Solomon as Chairman of the Board

Michael Jay Solomon, 71, was appointed to our board of directors on May 18, 2009, and has served as chairman since July.  Mr. Solomon served as President of Warner Bros. International Television (NYSE: TWX) from 1989 to 1994.  Since that time, he has helmed television communications company Solomon Entertainment Enterprises, distributing independent content to the international market.  Mr. Solomon co-founded television syndication company Telepictures Corporation (Nasdaq) in 1978, and served as president of Lorimar Telepictures Corp. until 1989.  He also served eight years with United Artists and fourteen years with MCA/Universal.  Mr. Solomon was a founder of the American Film Market Association and The Sam Spiegel Film & Television School, and has served on the Board of Overseers of New York University’s Stern School of Business for twenty years.

Appointment of Alan J. Bailey as Director

Alan J. Bailey, 62, joined our board effective November 2, 2009.  Mr. Bailey is a veteran of the entertainment industry with 35 years of senior level corporate finance, audit and compliance experience.  He served as Senior Vice President and Treasurer at Paramount Pictures from 1975 through March 2009.  Mr. Bailey is an operating partner in Transworld Capital Group which specializes in structuring complex financial transactions.  Mr. Bailey is also Vice President of the Shanghai Film Art Academy , a motion picture and television college  based in Shanghai with more than 3,000 active film students.  In April 2009, he formed new media company Dynamic Media International Inc. where he serves as chief operating officer and chief financial officer.  Mr. Bailey previously served as Vice President in charge of offshore financial operations at Gulf + Western Industries, and served in public accounting with an affiliate of Ernst & Young and with Grant Thornton as a senior audit supervisor.  He is a Fellow of the English Institute of Chartered Accountants.

Appointment of Derek Norton as Chief Operating Officer

Derek Norton, 45, was appointed our chief operating officer effective October 19, 2009.  Mr. Norton is an accomplished entrepreneur and venture capitalist with 20 years of business building and executive management experience in technology, Internet and media.  Prior to joining us he served as managing partner of Watertower Group, a boutique venture capital fund he founded in February 2002.  From July 1999 to January 2002, Mr. Norton served as a Principal with Entertainment Media Ventures, a $120 million early stage fund focused on broadband infrastructure, consumer internet and digital media sectors.  From 1991 until 1998, he founded and built Jeffries Technologies into one of Inc. Magazine’s 500 fastest growing privately held U.S. companies, providing network enterprise architecture and systems integration to Global 2000 businesses.  In 1995, Mr. Norton founded Digital Boardwalk, a provider of web based service solutions.  He holds a BA in Communications from University of Southern California.

Appointment of Michael O’Connor as Director

Michael J. O’Connor, 43, joined our board effective July 26, 2009.  Mr. O'Connor has served as Vice-Chairman of telecommunications provider Globalive Communications Corporation since August 2008. He has twenty years experience in finance, mergers and acquisitions in telecommunications, as well as designing and implementing sophisticated financial planning tools in support of major capital raises.  Mr. O’Connor served as one of six founding members of the Executive Committee of Orascom Telecom from November 1999 to July 2008, whose parent company Weather Investments boasts more than 110 million subscribers.  He founded the Center for Economic and Financial Analysis at Science Applications International Corporation, one of the largest consultancy companies in the country.  He began his career at the Economic Council of Canada/School of Policy Studies Queens University.  He holds a Masters Degree in Economics from Carleton University.

Appointment of Chuck Timpe as Director

Chuck Timpe, 62, joined our board effective November 2, 2009.  Mr. Timpe is a senior financial executive with extensive experience in public company finance, compliance and technical accounting issues.  He has served as a director since 1998 and chairman of the audit committee since 2002 for IPC The Hospitalist Company, Inc. (NasdaqGM: IPCM), and as a director of Internet social network CrowdGather, Inc. (CRWG.OB) since May 2009.  From 2003 to November 2008, Mr. Timpe served as the chief financial officer of Hythiam, Inc. (NasdaqGM: HYTM). He was chief financial officer from its inception in 1998 to 2003 of Protocare, Inc.  Mr. Timpe was a principal in two consulting firms he co-founded, chief financial officer of National Pain Institute, treasurer and corporate controller for American Medical International, Inc., now Tenet Healthcare Corp. (NYSE: THC).  He specialized in public company audits at Arthur Andersen, LLP.  Mr. Timpe received a B.S. from University of Missouri, School of Business and Public Administration, and is a certified public accountant.

Directors

Each of our new directors was granted 10-year options to purchase 2 million shares of our common stock at an exercise price of $0.37 per share, one-sixth of which vest in six months and the remainder monthly over 3 years.  Non-employee directors will accrue board compensation of $10,000 per month, $15,000 per month for the chairman.  Each of our directors has entered into our standard form of Board of Directors Service and Indemnification Agreement, providing that we will indemnify them to the fullest extent permitted by applicable law.

In October 2005, Mr. Freer was sentenced to probation and fined by a court in Germany, for buying four luxury cars with a bad check, though Mr. Freer contended he had canceled the check after believing the cars did not have proper title and immediately informed the authorities.  Upon being informed that only one of the four cars had a title issue, Mr. Freer resubmitted the check.  None of our other directors has, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).  None of our directors has, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws.

Mr. Freer resigned as managing director of Gizmondo, the company went into liquidation in February 2006, due to increasing costs of pre-ordering long lead components and the inability to trade-finance the orders as the Gizmondo was a new product.  None of our other directors has, during the last five years, been a party of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

There are no family relationships between any of our new directors or executive officers.  Other than with regard to Messrs. Freer and Solomon’s interests as stockholders, there have been no transactions, or proposed transactions, to which we were or are to be a party, in which any new director or member of his immediate family had or is to have a direct or indirect material interest.

Departures

As of September 17, 2009, David Warthen was terminated as chief technology officer.  Effective October 20, 2009, Mark Lapresle and Christine Peters resigned from our board of directors, following the election of two new directors.  Effective November 2, 2009, Bernard Stolar resigned as president, due to the appointment of Mr. Freer to that position.  None resigned because of any disagreement on a matter relating to our operations, policies or practices.  Mr. Lapresle will continue to serve as an employee, Ms. Peters as a consultant, and Mr. Stolar as our chief executive officer.

Item 7.01 Regulation FD Disclosure

Appointment of Ivan Kozhuharov as Chief Software Architect

Effective as of September 21, 2009, Ivan Kozhuharov, 33, was appointed our Chief Software Architect.  Mr. Kozhuharov brings more than 15 years experience in software architecture, parallel programming, mobile systems and project management.  From June 2007 to November 2009 he served as president of IKData, Inc., a software research and development company.  From April 2008 to May 2009, Mr. Kozhuharov served as Chief Technology Officer and Vice President of Engineering at GetFugu Inc./Media Power Inc., a mobile marketing network company and global developer of high technology products.  From October 2005 to June 2007, Mr. Kozhuharov served as Senior Software Architect and Business Analyst at ASISTONE LLC.  ASIATONE, LLC was the first developer of an open, extensible, account based real-time mobile payment system, engineered specifically for cross border mobile money transactions.  From June 2005 to October 2005, Mr. Kozhuharov served as Lead Senior Solution Engineer at NMK, LLC, a mobile solutions company specializing in wireless mobile music applications.  From January 2004 to June 2005, Mr. Kozhuharov served as Software Architect and Vision Recognition Engineer at MILARA, Inc.  MILARA, Inc. is a world leader in the development, manufacturing, servicing and/or licensing of manual, or semi-automatic stencil/screen printers, dispensers, and wafer printers for the Surface Mount Technology and Semiconductor Industries.  Mr. Kozhuharov architected and managed a first place prize winner for one of the biggest trading platforms in Eastern Europe, architected and engineered a Semicon West award-winning semiconductor wafers system, created a real-time mobile payment system engineered for mobile cross border money transactions, and a mobile platform that allows wireless audio recognition.  He is a Microsoft Certified Solution Developer, Microsoft Certified Professional, Cognex Computer Vision Certified Engineer and Motion Controllers Advanced Level Certified Engineer, and an active member of the International Association of Software Architects (IASA) and the International .NET Association (INETA).  Mr. Kozhuharov has a Post Master in Telecommunications from Technical University, Sofia, Bulgaria and a BS/MS in Industrial Management and Product Development from University of Chemical Technology and Metallurgy, Sofia, Bulgaria.

No Litigation

There is no litigation of any kind pending against us.

Item 8.01 Other Events

Audit Committee

Our Audit Committee consists of Chuck Timpe (Chair), Alan Bailey and Michael O’Connor.  Our board of directors has determined that all three are independent directors under the independence standards of the American Stock Exchange, as well as audit committee financial experts as defined in Item 407(d)(5) of Regulation S-B.

Compensation Committee

Our Compensation Committee consists of Donald Kurz (Chair) and Leathem Stearn.  Our board has determined that both are independent directors under the independence standards of the American Stock Exchange.

Nominating and Governance Committee

Our Nominating and Governance Committee consists of Alan Bailey (Chair) and Donald Kurz.  As noted above, our board has determined that both are independent directors.

Strategic Planning Committee

Our Strategic Planning Committee consists of Michael O’Connor (Chair) and Leathem Stearn.  As noted above, our board has determined that both are independent directors.

Special Committee

Our Special Committee consists of Leathem Stearn (Chair) and Michael Solomon.  Our board has determined that both are independent directors under the independence standards of the American Stock Exchange.  Mr. Solomon also serves as chairman of our board of directors.

Committee Charters and Code of Ethics

On November 2, 2009, our board adopted an Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter, Code of Ethics and Insider Trading Policy, copies of which are filed herewith.

New Offices

Our new executive offices are located at 8560 West Sunset Boulevard, 7th Floor, West Hollywood, California.

Unless otherwise required by law, we disclaim any obligation to release publicly any updates or changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed herewith

	Exhibit 3.1	Audit Committee Charter

	Exhibit 3.2	Compensation Committee Charter

	Exhibit 3.3	Nominating and Governance Committee Charter

	Exhibit 10.1	Settlement Agreement, dated November 5, 2009, among GetFugu, Inc., and SpongeTech Delivery Systems, Inc. and R.M. Enterprises International Inc.

	Exhibit 10.2	Subscription Agreement, dated November 6, 2009 among GetFugu, Inc., and R.M. Enterprises International Inc.

	Exhibit 10.3	Board of Directors Service and Indemnification Agreement

	Exhibit 14.1	Code of Ethics

	Exhibit 99.1	Insider Trading Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETFUGU, INC.

Date: November 6, 2009	By:	/s/ CARL FREER
Carl Freer
President